SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to sec. 240.14a-12.

Salomon Brothers Opportunity Fund Inc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Salomon Brothers Opportunity Fund Inc

125 Broad Street, 10th Floor

New York, New York 10004

October 6, 2005

Dear Shareholder:

You should have received proxy solicitation materials relating to a special meeting of shareholders of Salomon Brothers Opportunity Fund Inc that is scheduled to be held on October 21, 2005.

The proxy card included in the materials provided you an opportunity to vote on two items: (1) a proposal to approve a new Management Agreement and (2) a proposal to elect Directors.

Due to a production error, you may have received a proxy card that provided an opportunity to vote on a Director who is not standing for reelection. Therefore, with this letter, we are sending you an additional proxy card that removes the name of that Director, and we ask that you use the enclosed proxy card to vote your shares of Salomon Brothers Opportunity Fund Inc.

If you have already returned a proxy card, your vote for proposal 1 will continue to be counted and your vote for proposal 2 will continue to be counted, but the proxies will ignore the votes for the Director improperly named on the card. If you wish to revote your shares, however, or have not already returned your proxy card, please sign, date and return the new proxy card that is enclosed with this letter. You may also vote your shares by telephone by calling the toll-free number on your proxy card or by going to the Internet address provided on your proxy card and following the instructions, using your proxy card as a guide.

If you need any assistance or have any questions regarding this matter or with respect to the voting of your shares, please call Computershare Fund Services at 1-866-718-0017.

Sincerely,

Robert I. Frenkel
Secretary

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE, or the INTERNET.

It saves Money! Telephone, facsimile and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-290-1380, or go to website: https://vote.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone, or Internet.

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Co-owner sign here

Date SOE_15627

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY SALOMON BROTHERS OPPORTUNITY FUND INC PROXY

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 21, 2005

The undersigned, revoking any prior proxies, hereby appoints R. Jay Gerken, Andrew B. Shoup, Robert I. Frenkel and Thomas C. Mandia, and each of them with full power of substitution, as proxies to vote for the undersigned at the Special Meeting of Shareholders of the Fund to be held at American Conference Centers, 780 Third Avenue, New York, New York, at 4.p.m. (New York time) on October 21, 2005, or at any adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited by the Fund’s Board of Directors. The Fund’s Board of Directors has recommended that shareholders vote for all of the proposals.

When properly executed, this proxy card will be voted in the manner directed herein by the undersigned. If no direction is given with respect to one or more proposals, this proxy card will be voted “FOR “ Items 1 and 2, and will be voted in accordance with the proxy’s best judgment as to any other matters that may properly come before the Special Meeting or any adjournment thereof.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-290-1380

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

1.	To approve a New Management Agreement for the Fund.
2.	To elect Directors of the Fund:
02.	Rosalind A. Kochman 03. Irving Sonnenschein 04. Irving Brilliant
05.	Barry Handel 06. William Morris

To withhold authority to vote for one or more of the nominees, write the corresponding number(s) of the nominee(s) on the line provided below.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

FOR AGAINST ABSTAIN

FOR	WITHHOLD FOR ALL
ALL	ALL EXCEPT
PLEASE	MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

SOE_15627

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.